UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 3, 2020 (December 31, 2019)

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 3.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Following recommendation by the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Altice USA, Inc. (the “Company”), on December 31, 2019, the Board approved entry into a Restriction Agreement with Dexter Goei, the Company’s Chief Executive Officer, with respect to 1,425,153 shares of Class A common stock of the Company (“Shares”) that Mr. Goei received upon the conversion of units (the “Units”) of Neptune Management Limited Partnership (the “Partnership”). The Units, which were granted by the Partnership under its Carry Unit Plan prior to the Company’s initial public offering, were scheduled to convert into Shares received from the Partnership following the completion of the Company’s 2019 audited financial statements based on Mr. Goei’s continued service to the Company and achievement of certain Company financial targets; however, the Board, in its capacity as the administrator of the Carry Unit Plan, and upon the recommendation of the Compensation Committee, approved the conversion of the Units into Shares as of December 31, 2019, subject to the Restriction Agreement. The Restriction Agreement provides that Mr. Goei will forfeit the Shares if an adjusted EBITDA performance target is not met in respect of a fiscal year through and including fiscal year 2023 or Mr. Goei does not remain employed with the Company through the achievement of the performance target.
The above description is a summary, and the full text of the Restriction Agreement between the Company and Mr. Goei, dated December 31, 2019, will be filed with the Company’s Annual Report on Form 10-K for the period ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: January 3, 2020	By:	/s/ Michael E. Olsen
Michael E. Olsen
EVP, General Counsel and Secretary